Exhibit 99.2

IAC Q4 2014 Management’s Prepared Remarks

Set forth below are IAC management’s prepared remarks relating to IAC’s earnings announcement for the fourth quarter of 2014.  IAC will audiocast a conference call to answer questions regarding the Company’s Q4 financial results and these prepared remarks on Wednesday, February 4, 2015 at 8:30 a.m. Eastern Time.  The live audiocast will be open to the public at www.iac.com/Investors.  These prepared remarks will not be read on the call.

Non-GAAP Financial Measures

These prepared remarks contain references to certain non-GAAP measures which, as a reminder, include Adjusted EBITDA, to which we’ll refer in these prepared remarks as “EBITDA” for simplicity.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, financial information presented in accordance with GAAP.  Please refer to our Q4 2014 press release and the investor relations section of our website for all comparable GAAP measures and full reconciliations for all material non-GAAP measures.

Please see the Safe Harbor Statement at the end of these remarks.

The Match Group (Greg Blatt, Chairman, The Match Group)

The Match Group had a solid 4th quarter, with both continued strong user growth and real progress on strategic initiatives.  Results were in line with our expectations, though a little light on revenue due to a pullback in marketing spend.  Looking ahead, we expect the themes we discussed on the last earnings call to predominate through 2015, so let’s revisit a few of them here.

As discussed at length after Q3, our traditional subscription businesses were feeling an impact from a number of industry-wide trends — shift to mobile, advent of new business models,  growth of Tinder, explosion in youth demographic, shifts in paid acquisition dynamics, etc.  While that’s still the case, early returns in 2015 indicate a lot of resiliency in these businesses.  January tends to be a bellwether month for Dating, and the first metric we look at to determine the health of consumer demand is new registrations.    For January, our new registrations for our traditional businesses globally — Match, People Media, Meetic, etc. (but excluding new acquisitions, like FriendScout) - are up about 30% year over year, after being down about 10% year over year last January.  All of this registration growth is coming from increased mobile registrations, with mobile registrations up over 100% year over year, while desktop registrations are actually down slightly.  All of this has occurred while the cost of acquiring a registration is down approximately 20%, versus an increase of about 17% in the same period last year.  While we don’t expect these favorable comparisons to last year to persist throughout 2015 to this degree, given that many of the drivers began to take effect over the course of last year, this is still better January performance than we expected.  We think this demonstrates that, though the landscape is shifting, the same disciplines that have always driven this business continue to do so:  good marketing, sound product improvements, new acquisition channels, etc.  At the very least, January demonstrates there is no inexorable decay in our traditional businesses as some have speculated.  Additionally, both OkCupid and Tinder also had a great January from a new user perspective indicating overall category expansion continues apace.

Turning to Tinder, user growth continues to be great, and to help fuel that growth going forward we’re very focused on improving the product and user experience over the coming months.  Despite its unprecedented popularity, the core Tinder experience can still be meaningfully enhanced, and we have a solid roadmap for the next 12 months which we think will pay real dividends on a number of fronts.  Additionally, we began to test a new subscription feature in the 4th quarter.  The results thus far have been solid, but it’s incredibly early.  As I mentioned last call, the ramp to meaningful monetization penetration levels will take a while, and timing will not be entirely predictable.  As we’ve done previously, let’s take OkCupid as an example of how we have seen this work.  When OkCupid launched its paid features, its penetration rate was negligible.  Since then, OkCupid has had 14 significant product initiatives intended to drive increased penetration of its paid features and dozens of smaller initiatives intended to optimize the larger initiatives.  Fifty percent of the significant initiatives had a positive effect on penetration, and the rest were basically neutral, with the total contributing to about 50% of today’s penetration rate.  The remaining 50% of today’s penetration rate was driven by the dozens of smaller optimization efforts, which also had their own success rates of hits and misses.  So while our enthusiasm for Tinder monetization continues to be as great as ever, and our experience with OkCupid should enable us to improve our success ratio, people should still expect the ramp rate to take some time and be somewhat uneven period-to-period.

I should also mention that while we’re pleased with the early Tinder monetization results, it took us longer to get up to full test mode than we anticipated, so we’re a couple months behind our original goal of being launched globally by January 1.  This has no long term impact on the business, but it does represent a one-time push-back of the trajectory from our prior expectations.

We also spoke last time about our technology project, the plans for which continue to evolve.  In effect, we’re rebuilding our underlying technology infrastructure that fuels both the mobile and desktop experiences for both Match and Meetic, and we’re allocating more resources to mobile development on both sides of the pond, as well as undertaking some other streamlining that is probably overdue.  Once we complete this rebuild, our plan is to migrate People Media and our Latin America products onto the Match platform in early 2016.  While we expect our product initiatives to continue unfettered on the mobile platforms through 2015, this increased focus on our backend technology is likely to divert attention from the steady process of improving financial metrics on our desktop business through the conversion and similar optimizations that have typically been our bread and butter.  This is likely to have a financial impact, but we believe we’ve factored it into our expectations going forward.  When we’re done with this project, our modernized infrastructure should enable new cutting edge product functionalities and much speedier iteration, both within a given product and device, across devices, and even across product lines.  As discussed, we expect there to be significant one-time costs associated with this effort.  In the 4th quarter, those costs were approximately $1.8 million, made up almost entirely of third party consulting fees, and in the 1st quarter, we expect the number to be roughly $3 million, made up predominantly of severance charges and consulting fees.  Over the remainder of the year, we currently expect about $12 million of costs, although both timing and exact figures remain subject to change.  (When discussing EBITDA numbers for The Match Group, in both these and future remarks, I will exclude these costs.)  While this project presents a significant challenge, we’re confident we’ll come out the other side with dramatically improved ability to drive increased revenue growth across these businesses.

Looking briefly at our Non-Dating businesses, 2015 is a big year for The Princeton Review.  We’re in the midst of a significant technology overhaul there as well, as we continue to integrate the tutoring and test prep businesses into a single consumer proposition.  We expect the bulk of the integration to have occurred by the end of the 2nd quarter, after which we should begin to see the industrial benefits of the combination starting to come through.

With DailyBurn, even more so than Dating, January is where most of the customer acquisition efforts occur, with over 30% of the planned marketing budget spent in the first month.  So far, the results have been ahead of plan, so we’re enthusiastically pushing ahead, both on the customer acquisition and product development fronts, and expect this to be another strong foundational year as we build this business.

We believe this will be a great year for The Match Group and expect to be able to drive solid financial results while at the same time meaningfully advancing long-term strategic initiatives that will set us up for a phenomenal 2016.  It’s a year with more variables than usual, given the unpredictability of the precise Tinder monetization trajectory, the technology projects, and changes in the market, but we think we’ve done a good job factoring them into our expectations.  Looking ahead, there are several cross-currents affecting the year since last we spoke: the strengthening of the dollar since the 3rd quarter, all other things being equal, has knocked 400 basis points of revenue growth and 250 basis points of EBITDA growth off our projections for 2015; the two-month delay in the Tinder monetization rollout will have a near-term impact on revenue and EBITDA growth; and, finally, we recently made a decision to increase our investment in our Non-Dating businesses, also negatively impacting 2015 EBITDA growth.  On the other side, we’re seeing in January better than expected strength across our businesses.  So of course, it’s early, but for the full year we’re generally expecting solid double digit revenue growth in Dating and strong double digit revenue and EBITDA growth in The Match Group overall.  Looking at the 1st quarter, we expect mid double digit revenue increases but a significant EBITDA decline for the group, driven by the following factors:

•                  over 100% of the total losses for the year in our Non-Dating business are expected in the quarter,  due in large part to heavy concentration of DailyBurn marketing expense;

•                  the impact on Dating in Q1 of both Q4’s marketing slowdown and Q1’s marketing increase; and

•                  the unexpected delay in getting the Tinder revenue launch off the ground.

In the 2nd quarter, we expect revenue growth to accelerate further and EBITDA growth to reverse to a healthy year over year rate.  In all, we have a lot going on this year on multiple fronts, but I’m confident in our plans and in our ability to execute them.

Search & Applications (Joey Levin, CEO, Search & Applications)

We finished 2014 with a great quarter, growing sequentially and year over year in both revenue and profits.  Notwithstanding the turmoil over a year where we saw big shifts in behavior from our largest business partner, we grew EBITDA sequentially every quarter since the beginning of the year.  We also ended the year with a Q4 that ranked as our second highest revenue quarter ever, thanks to continued execution at B2C in our Applications business, solid growth at About.com, and a modest contribution from the smaller, targeted acquisitions we’ve made to diversify our revenues.

On the Websites side of the business, About.com had another strong quarter, with revenue nearly doubling since the acquisition.  Q4 was About.com’s first full quarter on our new platform and site, and we have continued to improve user engagement and monetization with better design and technology.  Leveraging our huge volume of contextual data, we’ve built a proprietary content recommendation algorithm to help users dig deeper into the topics they care about and to explore new topics they may not have known we cover.  Our vast library of content had been an underutilized asset until we started to showcase it smartly to the 80 million users who already show up on our site every month.  We saw a 2.5%+ lift in user engagement across About.com from these efforts, and we have much more work to do.

Our investments in the About.com Expert network are also bearing fruit.  In raw numbers, we added 314 new Experts in 2014 and we are now successfully attracting Expert writers with their own online audiences, such as Lisa Lillien (aka Hungry Girl), About.com’s new Diet Advice Expert and author of nine New York Times bestselling books with hundreds of thousands of social followers, and Michael Wurm, our new Entertaining Expert, a popular lifestyle blogger with over 3 million Pinterest followers.  We are also growing our social audiences with our Social Publishing initiative, which combines our data and insights with a new team of social editors to highlight and promote articles and content with strong social appeal.  This feature is integrated into our content management system and early returns are encouraging.  We have nothing but upside in social traffic today.  We are also now about 50% migrated to our new email platform and seeing great early results, with the percentage of page views coming from email almost doubling every quarter.

At Ask.com, we finished the year much stronger than where we started, having spent 2014 building to recover ground lost from the Google pricing update at the end of 2013.  Unfortunately, 2015 may be a similar story for Ask.com.  A few weeks ago, Google released a change to its AdSense platform which reduced the presence of Ask.com marketing on Google, while simultaneously having some positive impact on About.com.  This had a negative overall impact on our performance and, as a result, the Websites business will be down sequentially in Q1; we will, however, address this change with the same resilience and resourcefulness that we have in the past.  Having already made a number of adjustments, we expect to resume growth as we move through the year.

Overall on Websites, in 2014 we delivered on our goal of generating over $100 million of EBITDA from properties other than Ask.com, and expect to be comfortably above that figure in 2015.  The distribution platforms we use may continue to make changes, but the silver lining in the context of our overall business is that we can withstand a hit to any single source of traffic, in this case paid traffic to Ask.com from Google, without fundamentally undermining our performance or our goals.  The diversification efforts we’ve made, both through operating execution to expand our sources of traffic and monetization, and M&A to bring in new business models, have begun to pay off.  We still have plenty of work to do here, but our ability to forge ahead after a change such as this is a meaningful step forward from where we might have been a couple years ago.

In the quarter we also sold Urbanspoon.  While we valued many aspects of the business and its mobile-centric approach to design and product, we found that user-generated content in the local category couldn’t monetize well enough for us to warrant further investment in the ad-supported publisher format that has worked well for our other properties.  We viewed a sale as an attractive outcome given the market price, which allows us to focus on high quality content in areas where we know we can monetize effectively.

On the Applications side, we had a great quarter.  The Chrome transition has mostly run its course through our financial results, and the new Chrome products resonate well with our users.  Revenue per visit has been holding at historically high levels, thanks to healthy click prices from Google and optimizations on our side.  We’ve also continued to find attractive marketing opportunities and expect the benefits from that spending to flow through into 2015.

In the non-search-related Applications businesses, we expect SlimWare to grow its desktop subscription base throughout the year, and its losses have continued to narrow.  We also acquired a mobile app publisher called Apalon in the quarter.  Apalon’s apps have been downloaded more than 100 million times in the last year, mostly on iOS, earning the company a Top 10 global ranking among developers of non-game iOS applications as measured by downloads, according to the App Annie Index.  With 20 million monthly active users in categories such as lifestyle and weather, Apalon’s mobile apps align nicely with Mindspark’s desktop portfolio and we see opportunities to leverage data and cross-selling across those platforms.  Apalon’s 100+ person team will also help to accelerate our momentum in mobile.  Obviously, these businesses have a ways to go, but we’re starting the year with a nice size team and a real revenue base from which to build out subscription and mobile products which don’t depend on revenue from search.  In aggregate, we now have nearly a third of Applications employees working on non-search solutions.

So, as we look forward to 2015, we’ll take a bit of a knock at Ask.com from adjustments by Google to its ad platform, but otherwise we’re off to a good start with About and our Applications businesses and our portfolio of earlier-stage bets which are focused and building.  In the 1st quarter of 2015, we expect revenue year over year at Websites to decrease in the mid-single digits from the changes at Ask.com, and  we expect Applications also down a bit (though not as much as Websites) as the remainder of the tail winds down on the previous Chrome implementation.  As of now, I expect Q1 EBITDA overall to be down slightly year over year, although if we continue to see marketing opportunities we’ll spend into those aggressively, which could take EBITDA down more for the quarter but would benefit the remainder of the year.  For the full year, I expect some decline in revenue overall, primarily due to Ask.com in Websites, but still expect to deliver over $300 million of EBITDA.

Media and eCommerce (Jeff Kip, CFO, IAC)

We finished 2014 with significant momentum in our primary eCommerce and Media businesses.

In the eCommerce segment, HomeAdvisor’s metrics continue to accelerate with more than 30% revenue growth in the 4th quarter, finishing 2014 with all-time highs in customer satisfaction scores from both consumers and service professionals and total revenues approaching $300 million.  HomeAdvisor has long been one of the leading two-sided home services marketplaces, where both consumers and high-quality service professionals come to be matched to one another.  In a vertical where by far the single most critical factor in consumer satisfaction is being matched to an appropriate professional, we have, by a wide margin, the largest network of active, qualified, rated and reviewed service professionals in the industry, with well over 80,000 members, and we believe that through both product innovation and our years of sales expertise we will continue to grow that network and drive our significant competitive advantage on that side of the marketplace.  We further believe that we can emerge as the clear leader in the home services market, first, by continuing to increase consumer satisfaction through both our network advantage and new product innovation, and, additionally, by driving increased consumer traffic and adoption through strong brand advertising.  We have been able to accomplish both goals successfully over the last several periods despite brand unaided awareness scores in the low single digits.  In 2015, we plan to again increase our investment in product, sales and marketing, and we will be launching significant new initiatives over the course of the year, including online booking for consumers and management software for professionals.  We are extremely bullish on HomeAdvisor’s prospects.

In our Media segment, Vimeo has continued its rapid growth with total revenue up 40% and gross VOD revenue up nearly 5x in 2014 over 2013.  We believe that online video monetization is pivoting from a purely advertising-based model towards paid content distribution, and that Vimeo is positioned to be a leader in the emerging paid video distribution ecosystem, having reached 170 million monthly unique viewers in 2014.  Vimeo has developed the leading open platform for consumers to discover and view and for creators to distribute premium video content on any device, anywhere in the world.  As with HomeAdvisor, we plan to increase investment in product, marketing, and content in 2015 to continue to drive Vimeo’s leadership position.

We have also seen exceptional growth in audience at CollegeHumor and The Daily Beast during 2014. Unique visitors grew 38% at both properties in the 4th quarter, and mobile growth has been particularly strong.  Electus also had a great 4th quarter and earned two Golden Globe nominations and one win for Best Actress for Jane the Virgin.  Finally, our films business released two movies in December, Inherent Vice, which received a Golden Globe nomination for best actor, and Top Five, which has already earned more than $25 million at the box office.

For fiscal year 2015, we again expect strong growth across the Media and eCommerce businesses, with revenue growth in at least in the high teens percent in aggregate, led by Vimeo and HomeAdvisor, on modestly expanded investment to perhaps the low-to-mid-20s millions in total EBITDA losses across the two segments.  The 1st quarter will likely start more slowly, with revenue growth rates in the low teens in total.  A significant portion of the full year EBITDA loss will come in the 1st quarter as well, given not only the seasonal and timing factors mentioned above, but also significant marketing increases at Vimeo and HomeAdvisor to start the year.

Safe Harbor Statement

These prepared remarks contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission.  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of IAC’s Q4 2014 quarterly earnings announcement.  IAC does not undertake to update these forward-looking statements.